Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                         CONTACT:
     Packaging Dynamics Corporation              Ms. Sharon Thompson
     3900 West 43rd Street                       Packaging Dynamics Corporation
     Chicago, IL  60632                          (773) 843-8013

  Packaging Dynamics Corporation Reports Results for the Third Quarter Ended
                 September 30, 2003 and Declares Cash Dividend

Chicago, IL: Thursday, October 23, 2003 - Packaging Dynamics Corporation (NASDAQ-PKDY)(the "Company" or "Packaging Dynamics") reported results of operations for the third quarter ended September 30, 2003. The results of operations prior to July 1, 2002 include the results of operations of its wholly owned subsidiary, Packaging Holdings, L.L.C. On July 1, 2002, Packaging Dynamics Corporation commenced trading on NASDAQ after it acquired Packaging Holdings, L.L.C. and after Ivex Packaging Corporation distributed its Packaging Dynamics shares to Ivex's shareholders.

Net sales for the three and nine months ended September 30, 2003 were $66.2 and $196.1 million compared to net sales of $64.1 and $190.0 million for the same periods in 2002. Net loss for the three and nine months ended September 30, 2003 was $15.9 and $13.3 million, respectively, compared with net income for the three and nine months ended September 28, 2002 of $0.9 and $1.5 million, respectively. Current period net income reflects the impact of a $22.1 million asset impairment and a $2.8 million severance charge related to the previously announced shutdown of the Company's Detroit paper mill. There will be additional costs associated with the shutdown of the paper mill recognized in the fourth quarter and 2004. Also, the Company completed a senior debt refinancing in the quarter which resulted in a $0.7 million charge to write off unamortized financing costs. The Company continued its program of productivity improvement and recognized a loss on the disposal of assets of $0.8 million in the quarter. Fully diluted loss per share was $1.59 in the third quarter of 2003 and $1.34 for the nine months ending September 30, 2003.

The financial statements for the nine months ended September 28, 2002 include six months of earnings of Packaging Holdings, L.L.C. After adjusting 2002 and 2003 earnings to reflect the capital structure of Packaging Dynamics Corporation for the period prior to July 1, 2002, to exclude certain unusual items (described in the attached financial statements) and to normalize the corporate income taxes to an assumed 39.5% tax rate in 2002, net income for the third quarter of 2003 was $0.1 million, or $0.01 per share compared with $1.8 million, or $0.19 per share for the third quarter of 2002 and net income for the nine months ended September 30, 2003 was $2.7 million, or $0.27 per share compared with $4.1 million or $0.42 per share for the same period in 2002.

Effective with reporting of third quarter 2003 results, the Company is reporting its financial results in two segments. The Converting Operations segment includes all business activities focused on the Company's food packaging and specialty laminations markets. The Specialty Paper segment includes the Detroit paper mill operation. With the completion of the shutdown of the Detroit paper mill in the fourth quarter 2003, the Converting Operations segment will represent the Company's continuing operations and the Specialty Paper segment will be reported as a discontinued operation.

Net sales of the Converting Operations segment for the three and nine months ended September 30, 2003 were $60.8 million and $181.2 million, respectively, compared to $59.3 million and $174.0 million for the same periods in 2002. Net sales for the Specialty Paper segment for the three and nine months ended September 30, 2003 were $5.5 million and $14.9 million, respectively, compared to $4.8 million and $16.0 million for the same periods in 2002.

Earnings per share by segment on a reported and adjusted basis (as more fully described and reconciled in the attached financial information) are as follows:


                                                       For the three months ended
                                                       --------------------------
                                                               (Unaudited)
                                          September 30, 2003                   September 28, 2002
                                        Reported      Adjusted              Reported       Adjusted
                                     -----------------------------        -----------------------------

Converting Operations                      $  0.12       $  0.21               $  0.11        $  0.21

Specialty Paper                            $ (1.71)      $ (0.20)              $ (0.02)       $ (0.02)
                                     -----------------------------        -----------------------------

Consolidated                               $ (1.59)       $  0.01               $  0.09        $  0.19
                                     =============================        =============================




                                                       For the nine months ended
                                                       --------------------------
                                                               (Unaudited)
                                          September 30, 2003                   September 28, 2002
                                        Reported       Adjusted              Reported      Adjusted
                                     -----------------------------        -----------------------------

Converting Operations                      $  0.45       $  0.54               $  0.22        $  0.48

Specialty Paper                            $ (1.79)      $ (0.27)              $ (0.07)       $ (0.06)
                                     -----------------------------        -----------------------------

Consolidated                               $ (1.34)       $  0.27               $  0.15        $  0.42
                                     =============================        =============================


"Packaging Dynamics experienced a very eventful and successful third quarter. With the shutdown of our Detroit papermaking operation, we have enhanced management's focus on our core converted products markets. Our recently completed senior debt refinancing provides increased financial flexibility and supports our growth strategy. Third quarter financial results reflect the strong revenue and earnings growth opportunities available to us," said Frank Tannura, Chairman.

Packaging Dynamics also announced that its Board of Directors has approved the payment of a cash dividend of $0.05 per common share. The dividend will be paid on January 6, 2004 to shareholders of record as of December 15, 2003. Mr. Tannura commented, "Our Board of Directors and management are pleased to initiate what we intend to be a regular, quarterly cash dividend. The initiation of the dividend is indicative of the financial strength of the Company and stability of our cash flow."

"As we continue to execute against our growth strategy and manage our cost structure, we are targeting $0.80 earnings per share from ongoing operations in 2003 and earnings growth of 20-25% in 2004," Tannura said.

The Company will hold a conference call on October 23, 2003 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 800-288-8967 (U.S.) by 9:45 a.m. (ET) on October 23rd. The access code is "Packaging Dynamics Quarterly Earnings Conference." A replay of the call will be available from approximately 5:00 p.m. (ET) on October 23rd through 12:59 a.m. (ET) on November 7th. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 701386.

Packaging Dynamics, headquartered in Chicago, Illinois, is a flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the three months and nine months ended September 30, 2003.


                                              PACKAGING DYNAMICS CORPORATION
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                      (dollars in thousands, except per share data)
                                                           (unaudited)



                                               Reported                                 Unusual Items
                                 -------------------------------------      -------------------------------------
                                 Converting   Specialty                     Converting   Specialty
                                 Operations    Paper      Consolidated      Operations    Paper      Consolidated
                                 ----------    -----      ------------      ----------    -----      ------------

For the Three Months ended
 September 30, 2003

Net sales                         $60,755     $ 5,466     $   66,221        $       -     $     -     $      -

Income (loss) from operations       3,790     (27,909)       (24,119)             806      24,894       25,700 (1)(3)

Net income (loss)                   1,241     (17,163)       (15,922)             846      15,155       16,001 (4)

Net income (loss) per share
diluted                              0.12       (1.71)         (1.59)               -           -            -


For the Three Months ended
 September 28, 2002

Net sales                         $59,286     $ 4,846     $   64,132        $       -     $     -     $      -

Income (loss) from operations       2,954          (6)         2,948            1,605           -        1,605 (2)(3)

Net income (loss)     (6)           1,070        (194)           875              971        -             971  (5)

Net income (loss) per share
diluted     (7)                      0.11       (0.02)          0.09                -           -            -



[Chart Continued]


                                              Adjusted
                                  ---------------------------------------
                                  Converting   Specialty
                                  Operations    Paper        Consolidated
                                  ----------    -----        ------------

For the Three Months ended
 September 30, 2003

Net sales                          $   60,755   $ 5,466      $    66,221

Income (loss) from operations           4,596    (3,015)           1,581

Net income (loss)                       2,087    (2,008)              79

Net income (loss) per share
diluted                                  0.21     (0.20)            0.01


For the Three Months ended
 September 28, 2002

Net sales                          $   59,286   $ 4,846      $    64,132

Income (loss) from operations           4,559        (6)           4,553

Net income (loss)     (6)               2,041      (194)           1,846

Net income (loss) per share
diluted     (7)                          0.21     (0.02)            0.19


                                                     PACKAGING DYNAMICS CORPORATION
                                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (dollars in thousands, except per share data)
                                                                 (unaudited)



                                              Reported                                Unusual Items
                                 -------------------------------------     -------------------------------------
                                 Converting   Specialty                    Converting   Specialty
                                 Operations    Paper      Consolidated     Operations    Paper      Consolidated


For the Nine Months ended
  September 30, 2003

Net sales                         $181,222    $ 14,870     $ 196,092       $      -     $     -     $        -

Income (loss) from operations       11,827     (28,564)      (16,737)           813      24,894         25,707 (1)(3)

Net income (loss)                    4,520     (17,860)      (13,340)           858      15,141         16,000 (4)

Net income (loss) per share
diluted                               0.45       (1.79)        (1.34)             -           -              -


For the Nine Months ended
  September 28, 2002

Net sales                         $174,015    $ 15,973     $ 189,988        $     -     $     -     $        -

Income (loss) from operations        8,630         202         8,832          2,900           -          2,900 (2)(3)

Net income (loss)     (6)            2,166        (665)        1,502          2,444         143          2,588 (5)

Net income (loss) per share
diluted     (7)                       0.22       (0.07)         0.15              -           -              -



[Table Continued]


                                               Adjusted
                                  ------------------------------------
                                  Converting   Specialty
                                  Operations    Paper     Consolidated


For the Nine Months ended
  September 30, 2003

Net sales                          $ 181,222   $ 14,870    $ 196,092

Income (loss) from operations         12,640     (3,670)       8,970

Net income (loss)                      5,379     (2,718)       2,660

Net income (loss) per share
diluted                                 0.54      (0.27)        0.27


For the Nine Months ended
  September 28, 2002

Net sales                          $ 174,015   $ 15,973    $ 189,988

Income (loss) from operations         11,530        202       11,732

Net income (loss)     (6)              4,611       (521)       4,090

Net income (loss) per share
diluted     (7)                         0.48      (0.06)        0.42

                        PACKAGING DYNAMICS CORPORATION
           NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands, except per share data)
                                  (unaudited)


(1) On September 4, 2003, Packaging Dynamics announced plans to close the Detroit paper mill and exit the Specialty Paper business. The Company recorded an asset impairment of $22,094 and a restructuring charge of $2,800 related to this plan during the third quarter of 2003.

(2) On July 1, 2002, Packaging Dynamics granted to management, for incentive purposes and in consideration of their waiver of cash payments under an existing Long Term Incentive Plan, stock options for the purchase of an aggregate of 815,089 shares of its common stock under the 2002 Long Term Incentive Stock Plan. Additionally, on July 1, 2002, Packaging Dynamics granted to former employees stock options for the purchase of an aggregate of 29,047 shares of its common stock under individual nonqualified stock option agreements in consideration of their waiver of cash payments under the existing Long Term Incentive Stock Plan. The options granted to management have an exercise price of $3.90 per share that was below the fair market value of Packaging Dynamics common stock on the grant date and, although fully vested, are not exercisable for three years after the grant date. Consequently, the company has the right to repurchase an executive's options if he terminates employment before the end of the three-year period. The company recorded a non-cash compensation charge of $2,667 in the nine months ended September 28, 2002 (of which $1,372 was recorded during the quarter ended September 28, 2002) related to these management incentive plans. As such, the adjustment reflects the elimination of charges related to this long-term compensation plan.

(3) Reflects losses incurred on the disposal of certain machinery and equipment taken out of service as part of the company's ongoing productivity improvement program. The loss on the disposal was $806 and $813 for the three and nine months ended September 30, 2003, respectively, and $233 for the three and nine months ended September 28, 2002.

(4) Reflects interest expense related to the write-off of $739 of unamortized bank fees resulting from the Company's bank refinancing, completed September 29, 2003.

(5) Reflects interest expense of $1,106 related to the cancellation of the 12% Promissory Note in connection with the distribution of Ivex Packaging Corporation's shares of Packaging Dynamics Corporation.

(6) The contribution of ownership interests of Packaging Holdings, L.L.C. to Packaging Dynamics Corporation changes the way taxable income is reported. The taxable income of Packaging Holdings, a limited liability company, was reported by its members. The taxable income of Packaging Dynamics, a C-corporation, is reported on Packaging Dynamics' tax return. This difference in the way taxable income is reported is reflected in the recording of an adjusted income tax provision in 2002 based on an assumed tax rate of 39.5%.

(7) The adjusted earnings per share calculations reflect the third quarter 2002 weighted average and diluted weighted average shares outstanding.


                                       PACKAGING DYNAMICS CORPORATION
                                         CONSOLIDATED BALANCE SHEETS
                                (dollars in thousands, except per share data)


                                                                                  September 30,       December 31,
                                                                                      2003                2002
                                                                                 ----------------    ----------------
                                 ASSETS                                            (unaudited)
Current Assets:
         Cash and cash equivalents.......................                              $     805          $    1,864
         Accounts receivable trade (net of allowance for doubtful accounts of
               $399 and $609)............................                                 21,373              22,640
         Inventories.....................................                                 27,600              28,257
         Prepaid expenses and other......................                                  5,412               3,995
                                                                                 ----------------    ----------------
              Total current assets.......................                                 55,190              56,756
                                                                                 ----------------    ----------------

Property, Plant and Equipment:
         Property, plant and equipment...................                                 63,235              91,077
         Less-accumulated depreciation...................                                (22,578)            (26,476)
                                                                                 ----------------    ----------------
              Total property, plant and equipment........                                 40,657              64,601
                                                                                 ----------------    ----------------
Other Assets:
         Goodwill, net of accumulated amortization.......                                 42,969              42,771
         Other...........................................                                  2,276               2,227
                                                                                 ----------------    ----------------
              Total other assets                                                          45,245              44,998
                                                                                 ----------------    ----------------
Total Assets.............................................                            $   141,092          $  166,355
                                                                                 ================    ================

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Current maturities of long-term debt............                             $    5,700          $    7,420
         Accounts payable................................                                 18,566              23,299
         Accrued salary and wages........................                                  2,943               2,627
         Other accrued liabilities.......................                                  8,287               6,433
                                                                                 ----------------    ----------------
              Total current liabilities..................                                 35,496              39,779
Long-term Debt...........................................                                 68,000              67,710
Other Liabilities........................................                                  2,345               2,736
Deferred Income Taxes....................................                                  2,191              10,423
                                                                                 ----------------    ----------------
Total Liabilities........................................                                108,032             120,648
                                                                                 ----------------    ----------------
Commitments and Contingencies............................
                                                                                 ----------------    ----------------
Stockholders' equity:
         Common stock, $.01 par value - 40,000,000
               shares authorized; and 9,681,504 and
               9,618,767 shares issued and outstanding
               at September 30, 2003 and December 31,
               2002, respectively.........................                                    97                  96
         Preferred stock, $.01 par value - 5,000,000
               shares authorized; and no shares issued
               and outstanding............................                                     -                   -
         Paid in capital in excess of par value...........                                46,069              45,560
         Accumulated comprehensive loss...................                                   (70)               (253)
     Retained earnings (accumulated deficit)..............                               (13,036)                304
                                                                                 ----------------    ----------------
              Total stockholders' equity..................                                33,060              45,707
                                                                                 ----------------    ----------------
Total Liabilities and Stockholders' Equity................                           $   141,092          $  166,355
                                                                                 ================    ================


                                         PACKAGING DYNAMICS CORPORATION
                                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                             (dollars in thousands)
                                                  (unaudited)

                                                                                              For the Nine Months Ended
                                                                                          September 30,      September 28,
                                                                                              2003               2002
                                                                                          --------------    ----------------

Cash flows from operating activities:
         Net income (loss).......................................                            $  (13,340)          $    1,502
         Adjustments to reconcile net income to net cash
           from operating activities:
           Loss on asset impairment,.............................                                22,094                    -
           Depreciation and amortization.........................                                 5,977                5,721
           Amortization of deferred finance costs................                                 1,439                  555
           Loss on disposal of equipment.........................                                   813                  246
           Provision for doubtful accounts.......................                                  (210)                 (51)
           Non-cash charge for long-term incentive compensation..                                     -                2,545
           Non-cash interest to related party....................                                     -                1,106
           Changes in assets and liabilities:
              Accounts receivable................................                                 1,477               (5,597)
              Inventories........................................                                   657                1,735
              Other assets.......................................                                (1,415)              (1,321)
              Accounts payable and accrued liabilities...........                                (3,208)              11,135
              Deferred taxes.....................................                                (8,232)                   -
                                                                                          --------------    ----------------
                   Net cash from operating activities............                                 6,052               17,576
                                                                                          --------------    ----------------
Cash flows used by investing activities:
         Additions to property, plant and equipment..............                                (4,675)              (3,551)
         Acquisition of Wolf Packaging, Inc., net of
           cash acquired.........................................                                  (198)                   -
         Proceeds from sale of assets............................                                     4                  402
                                                                                          --------------    ----------------
                   Net cash used by investing activities.........                                (4,869)              (3,149)
                                                                                          --------------    ----------------
Cash flows used by financing activities:
    Principal payments for loan obligations......................                               (73,730)              (4,990)
    Proceeds from loan obligations...............................                                70,000                    -
    Proceeds under revolving line of credit......................                                38,400               21,900
    Repayments under revolving line of credit....................                               (35,400)             (23,600)
    Payment of financing costs...................................                                (1,757)                   -
    Issuance of common stock.....................................                                   245                  113
                                                                                          --------------    ----------------
                   Net cash used by financing activities.........                                (2,242)              (6,577)
                                                                                          --------------    ----------------
Net increase (decrease) in cash and cash equivalents.............                                (1,059)               7,850
Cash and cash equivalents at beginning of period.................                                 1,864                1,041
                                                                                          --------------    ----------------
Cash and cash equivalents at end of period.......................                              $    805          $     8,891
                                                                                          ==============    ================